Exhibit 10.1

SUNTRUST                                                        Commercial Note
Borrower:                  Bluefield Gas Company        Date: November 25, 2005
Borrower Address:          P. O. Box 13007
                           Roanoke, VA 24030
Loan Amount:               Two Million Dollars and no cents ($2,000,000.00)
Account No.:               6522208 Note No.: 18
                                               Officer: Deborah H. Young, 15668


For value received, the borrower(s) named above, whether one or more, (the "Borrower"), jointly and severally promise to pay to the order of SunTrust Bank, a Georgia banking corporation ("SunTrust") at any of its offices, or at such place as SunTrust may in writing designate, without offset in U.S. Dollars and in immediately available funds, the Loan Amount shown above, or the total of all amounts advanced under this Note if less than the full Loan Amount is advanced, plus interest and any other amounts due, upon the terms specified below.

Loan Type:        Single Principal Payment Loan

Repayment Terms: Accrued interest will be payable on the 1st day of each quarter, beginning on January 01, 2006. Principal, plus any accrued and unpaid interest and any other amounts owed, will be due and payable on July 01, 2008.

Additional Terms And Conditions
This Note is subject to and governed by additional terms and conditions contained in a(n) Loan Agreement between the Borrower and SunTrust and RGC Resources, Inc., as guarantor dated November 25, 2005 and any modifications, renewals, extensions or replacements thereof (the "Agreement"). In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

Interest
Interest will accrue on an actual/360 basis (on the actual number of days elapsed over a year of 360 days). Interest shall accrue from the date of disbursement on the unpaid balance and shall continue to accrue until this Note is paid in full.

This is a variable rate transaction. The interest rate is prospectively subject to increase or decrease without prior notice.

Subject to the above, interest per annum payable on this Note (the "Rate") shall be a variable rate based on the following Index:

The one month LIBOR Rate as defined on the attached Addendum A, LIBOR Index Rate Addendum.

The Rate shall be equal to the Index plus 0.87% per annum. Adjustments to the Rate shall be effective monthly on the same day of each month beginning December 01, 2005 or the next business day if such date does not fall on a business day. The Rate shall not exceed any maximum interest rate permitted by applicable law.

Collateral
Unless otherwise agreed in writing, any collateral pledged to SunTrust to secure any of the existing or future liabilities of the Borrower to SunTrust shall also secure this Note. To the extent permitted by law, the Borrower grants to SunTrust a security interest in and a lien upon all deposits and investments maintained by the Borrower with SunTrust and any affiliates thereof.

All of the foregoing security is referred to collectively as the "Collateral". Unless otherwise agreed in writing, the Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the Borrower to SunTrust, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the Borrower to SunTrust in such order as SunTrust deems proper.

Loan Purpose And Updated Financial Information Required
The Borrower warrants and represents that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The Borrower agrees to provide to SunTrust updated financial information, including, but not limited to, tax returns and current financial statements in form satisfactory to SunTrust, as well as additional information, reports or schedules (financial or otherwise), all as SunTrust may from time to time request.

Representations and Warranties
This Note has been duly executed and delivered by Borrower, constitutes Borrower's valid and legally binding


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obligations and is enforceable in accordance with its terms against Borrower.
The execution, delivery and performance of this Note and the consummation of the transaction contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower, (C) violate or result in the breach of any material agreement to which Borrower is a party nor (d) as applicable, violate any charter, bylaws, operating agreement, partnership agreement or any other agreement by which Borrower is bound. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note.

Default, Acceleration And Setoff
As used herein the term "Obligor" shall individually and collectively refer to the Borrower and any person or entity that is primarily or secondarily liable on this Note and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of this Note. An "event of default" shall occur hereunder upon the occurrence of any one or more of the following events or conditions:
     (a) the failure by any Obligor to pay when due, whether by acceleration or otherwise, any amounts owed under this Note;
     (b) the occurrence of any event of default under any agreement or loan document executed in conjunction with this Note or the failure of any Obligor to perform any covenant, promise or obligation contained in this Note or any other agreement to which any Obligor and SunTrust are parties;
     (c) the breach of any of any Obligor's representations or warranties contained in this Note or any other agreement with SunTrust;
     (d) the failure of any Obligor to pay when due any amount owed to any creditor other than SunTrust under a written agreement calling for the payment of money;
     (e) the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor;
     (f) any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Note;
     (g) the insolvency or inability to pay debts as they mature of any Obligor, the application for the appointment of a receiver for any Obligor, the filing of a petition or the commencement of a proceeding by or against any Obligor under any provision of any applicable Bankruptcy Code or other insolvency law, or statute, or any assignment for the benefit of creditors by or against any Obligor;
     (h) the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;
     (i) a determination by SunTrust that a material adverse change in the financial condition of any Obligor has occurred since the date of this Note;
     (j) any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Note or any Collateral;
     (k) any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral which causes the Collateral in the judgment of SunTrust to become unsatisfactory as to character or value;
     (l) the sale or transfer by any Obligor of all or substantially all of such Obligor's assets other than in the ordinary course of business; or
     (m) any other act or circumstances leading SunTrust to deem itself insecure.

If an event of default occurs, or in the event of non-payment of this Note in full at maturity, the entire unpaid balance of this Note shall, at the option of SunTrust, become immediately due and payable, without notice or demand. The entire unpaid balance of this Note shall automatically become immediately due and payable without notice or demand upon the occurrence of an event of default under section g above. Upon the occurrence of an event of default, SunTrust, at its option, may charge interest on the unpaid balance of this Note at the lesser of (i) the Rate plus 4.00% per annum or (ii) the maximum rate allowed by law (the "Default Rate") until paid in full. To the extent permitted by law, upon default SunTrust will have the right, in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation to SunTrust against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, SunTrust to the credit of or for the account of any Obligor, without notice to or consent by any Obligor. The remedies provided in this Note and any other agreement between SunTrust and any Obligor are cumulative and not exclusive of any other remedies provided by applicable law.

Late Charges And Other Authorized Fees And Charges
If any portion of a payment is at least 10 days past due, the Borrower agrees to pay a late charge of 5% of the amount which is past due. Unless prohibited by applicable law, the Borrower agrees to pay the fee established by SunTrust from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition to any other amounts owed under the terms of this Note, the Borrower agrees to pay those fees and charges disclosed in the attached Disbursements and Charges Summary which is incorporated in this Note by reference and, as permitted by applicable law, the


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Borrower agrees to pay the following: (a) all expenses, including, without limitation, any and all costs incurred by SunTrust related to default, all court costs and out-of-pocket collection expenses and reasonable attorneys' fees whether suit be brought or not, incurred in collecting this Note; (b) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which SunTrust from time to time in its sole discretion may deem necessary; (c) any premiums for property insurance purchased on behalf of the Borrower or on behalf of the owner(s) of any Collateral pursuant to any security instrument relating to any Collateral; and (d) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by SunTrust of attorneys with respect to this Note and the obligations it evidences. The Borrower agrees to pay such amounts on demand or, at SunTrust's option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate. Upon the occurrence of an event of default, or after demand and failure to pay if this Note is payable on demand, interest shall accrue at the Default Rate.

Prepayment Provision
Borrower may make a prepayment in any amount at any time without penalty.

Waivers
The Borrower and each other Obligor waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note and waive any discharge or defenses based on surety ship or impairment of Collateral or of recourse. The Borrower also waives any rights afforded by Sections 49-25 and 49-26 of the Code of Virginia of 1950 as amended. The Borrower and each other Obligor waive any rights to require SunTrust to proceed against any other Obligor or any Collateral before proceeding against the Borrower or any of them, or any other Obligor, and agree that without notice to any Obligor and without affecting any Obligor's liability, SunTrust, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Obligor primarily or secondarily liable. The Borrower and each other Obligor agree that SunTrust may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Obligor to SunTrust, as SunTrust may elect from time to time.

Waiver of Jury Trial
THE BORROWER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS NOTE. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Patriot Act Notice
SunTrust hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. L. 107-56 (signed into law October 26, 2001), SunTrust may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow SunTrust to identify the Borrower in accordance with the Act.

Miscellaneous
All amounts received by SunTrust shall be applied to expenses, late fees and interest before principal or in any other order as determined by SunTrust, in it sole discretion, as permitted by law. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized officer of SunTrust, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of SunTrust to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time. If the Rate is tied to an external index and the index becomes unavailable during the term of this loan, SunTrust may, in its sole and absolute discretion, designate a substitute index with notice to the Borrower. The captions of the paragraphs of this Note are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. All notices or communications given to Borrower pursuant to the terms of this Note shall


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be in writing and given to Borrower at Borrower's address stated above unless
Borrower notifies SunTrust in writing of a different address. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the Borrower at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third
(3rd) business day after being deposited in the U.S. Mail.

Notwithstanding any provision of this Note or any loan document executed in connection with this Note to the contrary, the Borrower and SunTrust intend that no provision of this Note or any loan document executed in connection with this Note be interpreted, construed, applied, or enforced in a way that will permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the jurisdiction indicated below, or federal law if federal law preempts the law of such jurisdiction with respect to this transaction (the "Maximum Permitted Rate"). If, however, any such provision is so interpreted, construed, applied, or enforced, Borrower and SunTrust intend (a) that such provision automatically shall be deemed revised so as to require payment only of interest at the Maximum Permitted Rate; and (b) if interest payments in excess of the Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited retroactively in reduction of the then-outstanding principal amount of this obligation, together with interest at the Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the Borrower and SunTrust intend (a) that all charges be excluded to the extent they are properly excludable under the usury laws of such jurisdiction or the United States, as they from time to time are determined to apply to this obligation; and (b) that all charges that may be spread in the manner provided by statute of the jurisdiction indicated or any similar law, be so spread.


Liability, Successors And Assigns And Choice Of Law
Each Borrower shall be jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the Borrower's heirs, personal representatives, successors and permitted assigns and shall inure to the benefit of SunTrust, its successors and assigns. Notwithstanding the foregoing, Borrower shall not assign Borrower's rights or obligations under this Note without SunTrust's prior written consent. The Borrower agrees that certain material events and occurrences relating to this Note bear a reasonable relationship to the laws of Virginia. This Note shall be governed by the laws of Virginia and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Note, the Borrower consents to the jurisdiction and venue of any court located in Virginia.

Documentary and Intangible Taxes
In the event that any intangible tax or documentary stamp tax is due from SunTrust to any state or other governmental agency or authority because of the execution or holding of this Note, the Borrower shall, upon demand, reimburse SunTrust for any such tax paid.

By signing below under seal, the Borrower agrees to the terms of this Note and the disbursement of proceeds as described in the Disbursements and Charges Summary provided in connection with this transaction.


Bluefield Gas Company

By:s/John B. Williamson, III
John B. Williamson, III, Chairman/CEO

Name and title, printed or typed